UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

Arena Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31161	23-2908305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 453-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2018, Arena and United Therapeutics Corporation (“United Therapeutics”) entered into an Exclusive License Agreement, dated November 15, 2018 (the “License Agreement”), pursuant to which Arena agreed to grant United Therapeutics exclusive rights throughout the universe to develop, manufacture and commercialize any formulation of the compound ralinepag (the “Compound”) and any pharmaceutical product containing the Compound as an active ingredient (each a “Product”). Arena also agreed to transfer to United Therapeutics certain other assets relating to the Compound, including, among others, related domain names and trademarks, permits, certain contracts, inventory, regulatory documentation, IND No. 109021 (relating to ralinepag) (the “IND”) and non-clinical, pre-clinical and clinical trial data. United Therapeutics agreed to assume certain limited liabilities, including, among others, all post-closing obligations under assumed contracts and the IND.

Following the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Arena and United Therapeutics closed the transactions contemplated by the License Agreement on January 24, 2019.  Arena received an upfront payment of $800 million at the closing of the transaction.  Arena is eligible to receive a one-time payment of $150 million upon first marketing approval of an oral formulation of ralinepag in a major non-U.S. market (Japan, France, Italy, the U.K., Spain or Germany) to treat any indication, and Arena is eligible to receive a one-time payment of $250 million upon U.S. marketing approval of an inhaled formulation of ralinepag to treat pulmonary arterial hypertension.  In addition, Arena is entitled to receive low double-digit, tiered royalties on net sales of Products, subject to certain adjustments for third party license payments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*+	Exclusive License Agreement, dated as of November 15, 2018, by and between Arena Pharmaceuticals, Inc. and United Therapeutics Corporation

* Exhibits and schedules to this agreement have been omitted pursuant to the rules of the Securities and Exchange Commission. We will submit copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

+ Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2019	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer